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                                                                     Exhibit 99





FOR IMMEDIATE RELEASE                        Contact: Claire M. Gulmi
                                                      Senior Vice President and
                                                      Chief Financial Officer
                                                      (615) 665-1283


               AMSURG CORP. TO BROADCAST THIRD QUARTER CONFERENCE
                            CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (Oct. 11, 2000) - AmSurg Corp. (Nasdaq/NM: AMSGA&B) today announced it will provide an online Web simulcast and rebroadcast of its 2000 third quarter earnings release conference call.

         The live broadcast of AmSurg Corp.'s quarterly conference call will be available online by going to www.amsurg.com and clicking on the link to Investor Relations and at www.streetevents.com and www.vcall.com. The call is scheduled to begin at 4:15 p.m. EDT on October 18, 2000. The online replay will follow shortly after the call and continue through November 18, 2000.

         AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers and specialty physician networks in partnership with surgical and other group practices. At June 30, 2000, AmSurg owned a majority interest in 68 centers and had nine centers under development.


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